Exhibit 1.3
                        PURCHASE AGREEMENT FOR SHARES OF
                COMMON STOCK (For assistance in filling out this
                       form, please see the reverse side)

Mail Completed Form to:    Cornerstone Ministries Investments, Inc.,
                           Investor Services
                           2450 Atlanta Highway, Suite 903, Cumming, GA 30040

     Please issue shares of the common stock of Cornerstone Ministries Investments, Inc. in the amount and name shown below. I have received the Prospectus. I certify (i) that the number shown on this form is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding.


Signature:___________________________________________     Date__________________

Signature: __________________________________________     Date__________________

Enclosed is payment for purchase of ________ shares of common stock, at $10.00 per share $ __________

        Make checks payable to: Cornerstone Ministries Investments, Inc.

Register the shares in the following name(s):

Name(1) ____________________________   Social Security or Taxpayer ID Number_______________
Birthdate___________________________
Name (2)____________________________   Social Security or Taxpayer ID number_______________


As (check one):  Individual _____      Joint Tenants _____    Custodial (shares owned by minors) _____
          Tenants in Common _____      Corporation   _____    Trust _______                Other _____

RETIREMENT ACCOUNT            (    ) Traditional  IRA         (    ) Roth IRA         (    ) KEOGH
------------------
         Custodian:__________________________________



Mailing Address for the person(s) who will be registered shareowner(s):

         Address:
                   ------------------------------------------------------------------------------------------------

         City, State & Zip Code:                                                e-mail address:
                                  ---------------------------------------------------------------------------------

         Telephone Number: Business:  (       )                                 Home:  (       )
                           ----------------------------------------------------------------------------------------

         Yes, I want to save the cost of printing and mailing financial reports, proxy statements, and other documents. Please send all shareowner communications to my email address.

Signature: __________________________________

      Please attach any special mailing instructions other than shown above
                       NO SUBSCRIPTION IS EFFECTIVE UNTIL
               ACCEPTANCE You will be mailed a signed copy of this
                      agreement to retain for your records.

Subscription accepted by Cornerstone Ministries Investments, Inc. and its sales representative:

 ____________________________________                     Date__________________

Broker/Dealer_______________________________________
Broker______________________________________________

Share Purchase Agreement                                                  page 2

                  How to Complete the Share Purchase Agreement

        Make checks payable to: Cornerstone Ministries Investments, Inc.

How can I purchase a shares? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards are accepted.

Who should sign it? The person who is making the decision to buy the shares. This may be different from the person in whose name the certificate is being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this purchase agreement or the name(s) in which the shares are to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? No. Make a copy of the form to use for an additional investment.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If you want some other legal arrangement, such as holding the shares until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated November 29, 1997."

Can I purchase shares for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments Joint Tenants: The shares are jointly owned by two or more persons. If one person passes away, all of the shares are transferred to the surviving partner(s).

Tenants In Common: The shares are jointly owned by two or more persons. If one person passes away, half (or whatever fraction designated of the shares) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of the Trust and the Trust's taxpayer ID number.

Custodial: Usually established for a minor, for a Guardian to maintain control of the shares until the minor becomes of legal age (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other: 1) Partnership - Make sure to list Tax ID #

     2) IRA  (Keogh,  SEP or  other  retirement  plan):  Make  sure  your  trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows: [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]